Exhibit 99.1
For Further Information Contact:
Bert Williams
Vice President, Marketing and Investor Relations
(408) 731-2610

FOR IMMEDIATE RELEASE

TERABEAM ANNOUNCES SECOND QUARTER 2007 FINANCIAL RESULTS

Demonstrates Sequential Revenue Growth, Improved Focus and Cost Reductions

San Jose, CA, August 13, 2007 – Terabeam, Inc. (NASDAQ:TRBM), a leader in core-to-client solutions for broadband municipal wireless networks, today announced its financial results for the second quarter ended June 30, 2007.

Revenue for the quarter ended June 30, 2007 was $19.0 million, an increase of 8% from the revenue of $17.7 million for the quarter ended March 31, 2007 and a decrease of approximately 8% from the revenue of $20.8 million for the quarter ended June 30, 2006.

Gross margins for the quarter ended June 30, 2007 were 44.4%, compared with 44.9% in the quarter ended March 31, 2007 and 41.9% in the quarter ended June 30, 2006.

Including the sale of certain patent assets, the net loss for the quarter ended June 30, 2007 was $339,000, or $0.02 per share, compared to net loss of $3.0 million, or $0.14 per share, for the quarter ended March 31, 2007 and net loss of $3.0 million, $0.14 per share, for the quarter ended June 30, 2006.

“We are pleased to report that Terabeam demonstrated sequential revenue growth during the second quarter of 2007,” said Robert Fitzgerald, Terabeam’s Chief Executive Officer. “We made great strides during the second quarter and in recent weeks, executing a number of activities that improved our focus, cost structure and balance sheet. We expect these actions will improve our operating results in coming quarters as we remain focused on achieving profitability.”

Cost Structure Outlook

Terabeam expects that, as a result of its improved focus, its efficiency improvement programs and its divestiture of Ricochet, the company will realize approximately $1 million in quarterly cost savings, effective in the third quarter of 2007.

Terabeam Announces Second Quarter 2007 Financial Results
August 13, 2007

Recent Achievements

Highlights of the company’s recent results include:

•	Quarter-on-quarter revenue growth of 16% in our broadband wireless access products, consisting of Wi-Fi mesh, pre-WiMAX and WiMAX products.
•
Completion of the sale of two patents for $2.5 million in April. Terabeam has more than 120 additional patents remaining, which may provide future opportunities to monetize the company’s intellectual property.

•
Completion of a $7.5 million private equity placement in July. Note that this transaction closed after the end of the second quarter, therefore its impact is not reflected in the second quarter 2007 financial statements.

•
Completion of the sale of Ricochet Networks’ on-going business to Civitas Wireless Solutions and the shut down of the Ricochet San Diego network in July. The divestiture of Ricochet’s ISP operations represents an important milestone as Terabeam can now focus on Proxim’s core-to-client broadband wireless equipment business. As with the private placement, this transaction closed after the end of the second quarter, therefore its impact is not reflected in the second quarter 2007 financial statements.

•	Restructuring of engineering operations to shift additional research and development activities to Hyderabad, India.
•	Execution of programs to reduce freight, warehousing and other manufacturing costs.

Conference Call Information

Terabeam will host a conference call to discuss the release, financial results, and related developments at the company today, Monday, August 13, 2007, starting at 5:00 P.M., Eastern Daylight Time. The discussion may include forward-looking information.

To participate in this conference call, please dial 800-500-0177 (or +1-719-457-2698 for international callers), confirmation code 4602302 for all callers, at least ten minutes before the starting time. The conference call will also be broadcast live over the Internet. Investors and others are invited to visit Terabeam’s website at http://www.terabeam.com to access this broadcast. Replays will be available telephonically for approximately one week by dialing 888-203-1112 for domestic callers and +1-719-457-0820 for international callers, confirmation code 4602302 for all callers, and over the Internet for approximately 90 days at Terabeam’s website at http://www.terabeam.com.

About Terabeam
Terabeam, Inc. is a leader in core-to-client solutions for broadband municipal wireless networks. The company’s business is conducted primarily through its Proxim Wireless Corporation subsidiary. Our systems enable a variety of wireless applications including security and surveillance systems, mobile workforce automation and machine-to-machine communications. We have shipped more than 1.5 million wireless devices to more than 200,000 customers worldwide. Additional information about the company can be found at the company’s website located at www.terabeam.com or by contacting the company by telephone at 408-731-2610 or by email at IR@terabeam.com.

Terabeam Announces Second Quarter 2007 Financial Results
August 13, 2007

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions.  Terabeam’s actual results may differ materially from the results anticipated in these forward-looking statements.  The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to and arising from uncertainties about our ability to realize the cost savings contemplated in this release; the possibility that any cost savings may be reduced by increased spending in other areas; the possibilities that the transactions described in this release could result in increased liabilities and other adverse consequences; difficulties in predicting Terabeam’s future financial performance; the intense competition in our industries and resulting impacts on our pricing, gross margins, and general financial performance; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, compliances, certifications, cost, price, and other characteristics, which difficulties may be exacerbated by our recent cost savings initiatives; and the reactions, positive or negative, of customers, investors, employees, competitors, and others to the cost savings initiatives described in this press release and their ramifications.  Further information on these and other factors that could affect Terabeam’s actual results is and will be included in filings made by Terabeam from time to time with the Securities and Exchange Commission and in its other public statements.

– Financial Tables Follow –

Terabeam Announces Second Quarter 2007 Financial Results
August 13, 2007

TERABEAM, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30,	December 31,
	2007	2006
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$6,175	$10,290
Investment securities – available-for-sale	233	168
Accounts receivable, net	8,165	5,539
Inventory	9,272	10,142
Prepaid expenses	1,431	1,246
Total current assets	25,276	27,385

Property and equipment, net	2,548	2,660
Other Assets:
Restricted cash	76	76
Goodwill	7,922	7,922
Intangible assets, net	10,440	11,545
Deposits and prepaid expenses	298	287
Total other assets	18,736	19,830
Total assets	$46,560	$49,875
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$13,065	$13,887
Deferred revenue	2,293	2,198
License agreement payable - current maturities	942	868
Total current liabilities	16,300	16,953
License agreement payable, net of current maturities	1,585	2,088
Total liabilities	17,885	19,041
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; authorized 4,500,000, none issued at June 30, 2007 and December 31, 2006	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized, 21,554,369 issued and outstanding at June 30, 2007, and 21,552,572 issued and outstanding at December 31, 2006	216	216
Additional paid-in capital	59,076	57,976
Retained earnings (accumulated deficit)	(30,610)	(27,285)
Accumulated other comprehensive income:
Net unrealized gain (loss) on available-for-sale securities	(7)	(73)
Total stockholders’ equity	28,675	30,834
Total liabilities and stockholders’ equity	$46,560	$49,875

Terabeam Announces Second Quarter 2007 Financial Results
August 13, 2007

TERABEAM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues	$19,012	$20,750	$36,670	$39,286
Cost of goods sold	10,573	12,062	20,305	22,957
Gross profit	8,439	8,688	16,365	16,329
Operating expenses:
Selling costs	5,212	4,027	9,957	8,296
Restructuring Charges	91	116	91	116
General and administrative	3,272	4,021	6,681	7,355
Research and development	2,733	3,762	5,543	8,648
Total operating expenses	11,308	11.926	22,272	24,415
Operating loss	(2,869)	(3,238)	(5,907)	(8,086)
Other income (expenses):
Interest income	28	114	72	202
Interest expense	(34)	(68)	(68)	(101)
Other income (loss)	2,580	212	2,646	543
Total other income (expenses)	2,574	258	2,650	644
Loss before income taxes	(295)	(2,980)	(3,257)	(7,442)
Benefit (provision) for income taxes	(44)	(5)	(68)	(26)
Net loss	$(339)	$(2,985)	$(3,325)	$(7,468)

Weighted average shares - basic and diluted	21,554	21,541	21,554	21,502
Loss per share, basic and diluted	$(0.02)	$(0.14)	$(0.15)	$(0.35)